Exhibit 107

Calculation of Registration Fee

FORM S-8

(Form Type)

SPIRE GLOBAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, par value $0.0001 per share, reserved for issuance under the Spire Global, Inc. 2021 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	1,655,390(2)	$8.11 (4)	$13,425,213	0.00013810	$1,855
Equity	Class A common stock, par value $0.0001 per share, reserved for issuance under the Spire Global, Inc. 2021 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	331,078 (3)	$8.11 (4)	$2,685,043	0.00013810	$371
Total Offering Amounts			1,986,468		$16,110,256		$2,226
Total Fee Offsets							—
Net Fee Due							$2,226

(1)

The aggregate number of shares to be registered is subject to adjustment by reason of stock splits, stock dividends and other events pursuant to the anti-dilution provisions of the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) and the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”). Accordingly, pursuant to Rule 416, this Registration Statement covers, in addition to the number of shares of the Registrant’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), shown in the table above, an indeterminate number of shares of Class A Common Stock that may become issuable by reason of such provisions.

(2)

Reflects an automatic increase to the number of shares of Class A Common Stock reserved for issuance pursuant to future awards under the 2021 Plan, which annual increase is provided for in the 2021 Plan.

(3)

Reflects an automatic increase to the number of shares of Class A Common Stock reserved for issuance pursuant to future awards under the 2021 ESPP, which annual increase is provided for in the 2021 ESPP.

(4)

Estimated in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the Registrant’s registration fee on the basis of $8.11 per share, which is the average of the high and low prices of the Class A Common Stock, as reported on the New York Stock Exchange, on January 5, 2026.